UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2005

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Peachtree Street, Atlanta, Georgia   30309

(Address of principal executive offices)   (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On December 12, 2005, EarthLink, Inc. (“EarthLink”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New Edge Holding Company (“New Edge”), a Delaware corporation, and New Edge Merger Corporation (“MergerCo”), a Delaware corporation and wholly-owned subsidiary of EarthLink.  On December 13, 2005, EarthLink and New Edge issued a press release announcing the signing of the Merger Agreement.

The Merger Agreement

The Merger Agreement provides for EarthLink’s acquisition of New Edge by means of a merger of MergerCo with and into New Edge (the “Merger”), with New Edge continuing as the surviving corporation.  Following the Merger, New Edge will be a wholly-owned subsidiary of EarthLink, but will continue to operate as an independent company under its current name.

Under the terms of the agreement, EarthLink will acquire 100 percent of New Edge Networks in a merger transaction for approximately $144 million, consisting of 2.6 million shares of EarthLink common stock and $114.3 million in cash, including cash to be used to satisfy certain liabilities.  The acquisition, which is subject to regulatory approvals and customary closing conditions, is expected to close in the first quarter of 2006.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Additional Information About this Transaction

In connection with the proposed Merger, EarthLink will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 and New Edge will file with the SEC an information statement, each of which will contain the information statement/prospectus of New Edge and EarthLink in addition to other relevant documents concerning the Merger.  Investors are urged to read the information statement/prospectus and any other relevant documents when they become available because they will contain important information about New Edge, EarthLink and the Merger.  Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov.  In addition, documents filed with the SEC by EarthLink can be obtained at http://www.sec.gov or by contacting EarthLink at the following address and telephone number: 1375 Peachtree Street, Atlanta, Georgia 30309, (404) 815-0770.  Investors are urged to read the information statement/prospectus and any other relevant documents when they become available.

Item 8.01   Other Events.

On December 13, 2005, EarthLink issued a press release announcing the signing of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 13, 2005, EarthLink made a presentation to investors regarding the Merger Agreement.  A copy of the presentation to investors is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 12, 2005, by and among EarthLink, Inc., New Edge Holding Company and New Edge Merger Corporation.
99.1	Press Release issued by EarthLink, Inc. and New Edge Holding Company, dated December 13, 2005.
99.2	Presentation to Investors made by EarthLink, Inc., dated December 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Kevin M. Dotts
	Name:	Kevin M. Dotts
	Title:	Chief Financial Officer

Date: December 14, 2005

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 12, 2005, by and among EarthLink, Inc., New Edge Holding Company and New Edge Merger Corporation.
99.1	Press Release issued by EarthLink, Inc. and New Edge Holding Company, dated December 13, 2005.
99.2	Presentation to Investors made by EarthLink, Inc., dated December 13, 2005.